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                                                                    EXHIBIT 23.2


              Consent Of Independent Certified Public Accountants



Advanced Nutraceuticals, Inc.
9101 Jameel
Houston, Texas 77040

We have issued our report dated January 3, 2001, accompanying the consolidated financial statements included in the Annual Report of Advanced Nutraceuticals, Inc. on Form 10-K for the year ended September 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement for Advanced Nutraceuticals, Inc. (the successor issuer to Nutrition For Life International, Inc.) on Form S-8 (File No. 33-99366, effective December 5,
1995).



Grant Thornton LLP
Houston, Texas
January 16, 2001